Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated financial statements give effect to Fair Isaac Corporation’s acquisition of London Bridge Software Holdings plc (“London Bridge”). In these unaudited pro forma condensed consolidated financial statements, Fair Isaac Corporation is referred to as “we,” “us,” “our,” and “Fair Isaac.”

     On April 26, 2004, our Board of Directors, together with the Board of Directors of London Bridge, a provider of intelligent business software, announced that they had reached agreement on the terms of a recommended cash offer (the “Offer”) to be made by us and by Hawkpoint Partners Limited on our behalf outside of the United States for the entire issued and to be issued ordinary share capital of London Bridge. The Offer was made on April 30, 2004.

     On May 28, 2004, we announced that valid acceptances of the Offer had been received in respect of a total of approximately 159.6 million London Bridge shares, representing approximately 93.4% of the issued share capital of London Bridge. Accordingly, all conditions related to the Offer were deemed to have been satisfied, and the Offer was declared unconditional by us in all respects. As of June 30, 2004, acceptances in respect of approximately 96% of the issued London Bridge share capital had been received. We are entitled to acquire all remaining outstanding London Bridge shares through compulsory acquisition procedures under U.K. law, which we commenced on June 26, 2004. We expect these procedures to be completed in August 2004, at which time we will own 100% of London Bridge’s issued share capital.

     Our acquisition of London Bridge has been accounted for using the purchase method of accounting and, accordingly, the tangible and intangible assets and liabilities assumed were recorded at their estimated fair values as of the date of the acquisition. Our preliminary allocation of the purchase price is pending completion of several elements, including the finalization of our independent appraisal for purposes of the valuation of acquired intangible assets. We do not expect future adjustments to the purchase price to be material. However, there may be material adjustments to the allocation of the purchase price.

     Our fiscal year ends on September 30 of each year. London Bridge’s fiscal year ends on December 31 of each year. The following unaudited pro forma condensed consolidated statements of income have been prepared to assist you in your analysis of the financial effects of the acquisition of London Bridge, and have been presented in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”). The unaudited pro forma condensed consolidated statement of income for the nine months ended June 30, 2004, combines the historical results for Fair Isaac for the nine months ended June 30, 2004, and the historical results for London Bridge for the period from October 1, 2003 through the date of acquisition on May 28, 2004, as if the acquisition had occurred on October 1, 2002. The unaudited pro forma condensed consolidated statement of income for the year ended September 30, 2003, combines the historical results for Fair Isaac for the year ended September 30, 2003, and the historical results for London Bridge for the year ended December 31, 2003, as if the acquisition had occurred on October 1, 2002. The results of London Bridge for the three months ended December 31, 2003 are included both in the unaudited pro forma condensed consolidated statement of income for the nine months ended June 30, 2004, as well as the year ended September 30, 2003.

     Fair Isaac’s information was derived from its unaudited financial statements for the quarterly period ended June 30, 2004, and its audited financial statements as of and for the year then ended September 30, 2003. These unaudited and audited financial statements are included in Fair Isaac’s Form 10-Q, filed on August 11, 2004, and in Fair Isaac’s Form 10-K, filed on December 12, 2003, respectively. Fair Isaac’s historical information was prepared using US GAAP and United States Dollars (“US$” or “$”). On February 2, 2004, our Board of Directors declared a three-for-two stock split in the form of a 50% common stock dividend with cash payment in lieu of fractional shares, paid on March 10, 2004 to shareholders of record on February 18, 2004. The share and per share amounts within these unaudited pro forma condensed consolidated statements of income and notes have been adjusted to reflect this stock split.

     London Bridge’s information was derived from its unaudited internal financial statements for the period from October 1, 2003 through the date of acquisition on May 28, 2004, and its audited financial statements as of and for the year ended December 31, 2003. London Bridge’s historical information was prepared using accounting principles generally accepted in the United Kingdom (“UK GAAP”) and British pounds (“UK £” or “£”), and is restated in US$. Certain line items reported by London Bridge on its historical statements of group profit or loss have been reclassified and presented to conform to the method of statement of income presentation utilized by Fair Isaac.

     In converting London Bridge’s statement of income information from UK £ to US$, all statement of income captions were translated monthly, using average monthly exchange rates that ranged from US$ 1.70 to US$ 1.86 per UK £1.00 for the period from October 1, 2003 to May 28, 2004, and from US$ 1.58 to US$ 1.78 per UK £1.00 for the year ended September 30, 2003 (combined with the results of Fair Isaac for the year ended September 30, 2003).

     The unaudited pro forma condensed consolidated statements of income do not reflect any operating efficiencies and cost savings that we may achieve with respect to the entities, nor any expense associated with achieving those benefits.

     The unaudited pro forma condensed consolidated statements of income presented are based on the assumptions and adjustments described in the accompanying notes, which include adjustments that have the effect of presenting the proforma combined statement of income under US GAAP. The unaudited pro forma condensed consolidated statements of income are presented for illustrative purposes and are not necessarily indicative of what our results of operations actually would have been if the acquisition had occurred as of the dates indicated, nor are they necessarily indicative of results of operations for any future periods. The unaudited pro forma condensed consolidated statements of income, and the accompanying notes, should be read in conjunction with the historical financial statements, and the accompanying notes, contained in the annual reports and other information that Fair Isaac and London Bridge have filed with the Securities and Exchange Commission and the Financial Services Authority, respectively.

FAIR ISAAC CORPORATION
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF INCOME
NINE MONTHS ENDED JUNE 30, 2004
(In thousands, except per share data)

		Historical	Historical
	Historical	London	London
	Fair Isaac	Bridge	Bridge	US GAAP &
	US $	UK £	US $	Pro Forma
	US GAAP	UK GAAP	UK GAAP	Adjustments		Pro Forma
Revenues	$515,784	£37,145	$66,338	$(7,070)	(A)	$575,052

Operating expenses:
Cost of revenues	184,179	15,855	28,365	345	(B)	212,889
Research and development	49,830	8,590	15,383	189	(B)	65,402
Selling, general and administrative	127,652	15,738	28,374	223	(B)	156,249
Amortization of intangible assets	12,728	2,350	3,863	(3,863)	(C)	17,047
				4,319	(E)
Restructuring and merger-related	751	—	—	—		751

Total operating expenses	375,140	42,533	75,985	1,213		452,338

Operating income (loss)	140,644	(5,388)	(9,647)	(8,283)		122,714
Interest income	8,213	152	270	—		8,483
Interest expense	(13,153)	(8)	(14)	—		(13,167)
Other income (expense), net	6,833	(2,121)	(3,891)	—		2,942

Income (loss) before income taxes	142,537	(7,365)	(13,282)	(8,283)		120,972
Provision for income taxes	54,164	308	552	—	(D)	54,716

Net income (loss)	$88,373	£(7,673)	$(13,834)	$(8,283)		$66,256

Earnings per share:
Basic (F)	$1.26					$0.95

Diluted (F)	$1.20					$0.90

Shares used in computing earnings per share:
Basic (F)	70,046					70,046

Diluted (F)	77,656					73,601

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FAIR ISAAC CORPORATION
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED SEPTEMBER 30, 2003
(In thousands, except per share data)

		Historical	Historical
	Historical	London	London
	Fair Isaac	Bridge	Bridge	US GAAP &
	US $	UK £	US $	Pro Forma
	US GAAP (1)	UK GAAP (2)	UK GAAP (2)	Adjustments		Pro Forma
Revenues	$629,295	£58,294	$96,864	$(21,803	) (A)	$704,356

Operating expenses:
Cost of revenues	246,592	24,515	40,336	68	(B)	286,996
Research and development	67,574	12,646	20,802	34	(B)	88,410
Selling, general and administrative	124,641	17,412	28,511	36	(B)	153,188
Amortization of intangible assets	13,793	3,541	5,620	(5,620	) (C)	20,272
				6,479	(E)
Restructuring and merger-related	2,501	—	—	—		2,501

Total operating expenses	455,101	58,114	95,269	997		551,367

Operating income	174,194	180	1,595	(22,800)		152,989
Interest income	7,548	232	386	—		7,934
Interest expense	(10,605)	(33)	(53)	—		(10,658)
Other income, net	1,003	149	239	—		1,242

Income before income taxes	172,140	528	2,167	(22,800)		151,507
Provision for income taxes	64,983	463	774	—	(D)	65,757

Net income	$107,157	£65	$1,393	$(22,800)		$85,750

Earnings per share:
Basic (F)	$1.48					$1.19

Diluted (F)	$1.41					$1.13

Shares used in computing earnings per share:
Basic (F)	72,185					72,185

Diluted (F)	75,973					75,973

(1)	For the year ended September 30, 2003.

(2)	For the year ended December 31, 2003.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

FAIR ISAAC CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

     The unaudited pro forma condensed consolidated statement of income for the nine months ended June 30, 2004, combines the historical results for Fair Isaac for the nine months ended June 30, 2004, and the historical results for London Bridge for the period from October 1, 2003 through the date of acquisition on May 28, 2004, as if the business combination had occurred on October 1, 2002. The unaudited pro forma condensed consolidated statement of income for the year ended September 30, 2003, combines the historical results for Fair Isaac for the year ended September 30, 2003, and the historical results for London Bridge for the year ended December 31, 2003, as if the business combination had occurred on October 1, 2002.

     The historical audited and unaudited condensed consolidated statements of income of London Bridge have been prepared in accordance with UK GAAP, which differ in certain significant respects from US GAAP. London Bridge’s audited financial statements as of and for the year ended December 31, 2003, have been filed as Exhibit 99.1 to this report. Please refer to Note 23 of those financial statements for a description of certain differences between UK GAAP and US GAAP. Within the unaudited pro forma condensed consolidated statements of income herein, adjustments have been provided to the London Bridge UK GAAP information, such that the combined impact of the US GAAP adjustments and pro forma adjustments have an effect of presenting the pro forma combined statement of income in accordance with US GAAP. These adjustments are based on the significant differences identified between UK and US GAAP that have an impact on the results of operations for the periods reported herein.

     You should not rely on the unaudited condensed consolidated statements of income data as being indicative of the historical results that would have occurred had Fair Isaac and London Bridge been combined during these periods or the future results that may be achieved after the acquisition.

Note 2 – Preliminary Allocation of Purchase Price

     Our estimate of the total purchase price of London Bridge is summarized as follows (in thousands):

Estimated total cash consideration for share capital	$303,025
Estimated acquisition-related costs	5,865

Total estimated purchase price of acquisition	$308,890

     The total estimated purchase price was preliminarily allocated as follows (in thousands):

Tangible assets	$51,257
Goodwill	246,113
Intangible assets:
Completed technology	25,660
Customer contracts and relationships	19,820
Tangible liabilities	(30,349)
Deferred tax liabilities	(3,611)

Total estimated purchase price of acquisition	$308,890

FAIR ISAAC CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

     The estimate of the purchase price above does not reflect the fair value of Fair Isaac options that will be issued in exchange for certain London Bridge options upon the completion of the compulsory acquisition procedures, which we expect to occur in August 2004. The fair value of these options, to be determined by application of the Black-Scholes options pricing model, will result in additional goodwill and a corresponding increase to our paid-in-capital. None of these to-be-issued exchange options will result in future compensation expense.

     The preliminary allocation of the purchase price is pending completion of several elements, including the finalization of our independent appraisal for purposes of the valuation of acquired intangible assets. We do not expect future adjustments to the purchase price to be material. However, there may be material adjustments to the allocation of the purchase price.

     Based on a preliminary valuation, the acquired intangible assets have a weighted average useful life of approximately 7.3 years and are being amortized using the straight-line method over their estimated useful lives as follows: completed technology – six years; and customer contracts and relationships – nine years. Because this valuation is preliminary, the valuation of intangible assets and their useful lives may change upon completion of the final valuation.

     Net tangible assets consist of amounts included on the London Bridge historical financial statements as of May 28, 2004, adjusted principally to reflect UK GAAP to US GAAP adjustments, as indicated on the pro forma condensed consolidated statements of income and in Note 3, as well as the following fair value adjustments: i) a $9.4 million reduction in deferred revenue, as described below, and ii) a $2.4 million increase in other liabilities, to adjust assumed facility lease obligations to their fair values.

     As noted above, the purchase price allocation includes a reduction in London Bridge’s reported deferred revenue at May 28, 2004, which relates primarily to maintenance services sold to customers for which payments had been received. Under the purchase method of accounting, London Bridge’s deferred revenue was reduced by approximately $9.4 million to the estimated fair value of the related obligations as of May 28, 2004. This adjustment will have the effect of reducing the amount of revenue the company will recognize in periods subsequent to the acquisition compared to the amount of revenue London Bridge would have recognized in the same periods absent the acquisition.

Note 3 – US GAAP and Pro Forma Adjustments

UK to US GAAP Adjustments

     The following adjustments have been made to the historical London Bridge statements of income, which have the effect of presenting the pro forma combined statement of income in accordance with US GAAP, based on significant differences identified with UK GAAP:

(A)	To adjust revenues recognized to be in conformity with US GAAP. Under UK GAAP, London Bridge had typically recognized software license revenues upon delivery and professional service revenues as the related services were performed. These pro forma adjustments relate principally to the net deferral of software license and professional service fees in the periods presented, based on the application of the residual method of accounting to multiple element software license arrangements, as prescribed by Statement of Position (“SOP”) 97-2, “Software Revenue Recognition.” Adjustments were made principally in the following scenarios:

(i)	In certain multiple element arrangements that included software license, professional services and post-contract support (“PCS”) elements (i.e. maintenance), vendor-specific objective evidence (“VSOE) of fair value could not be established for either the professional service or maintenance elements. In such cases, software license and professional service revenues were deferred and recognized ratably over the initial maintenance term beginning at the time in which PCS was the only remaining undelivered element. Assuming these same facts, but in instances where VSOE of fair value for PCS could be established based upon substantive renewal rates in contractual arrangements, the license and professional service fees were recognized as revenue at the time in which PCS was the only remaining undelivered element.

(ii)	In multiple element arrangements that included only software license and PCS elements, without any professional services, the criteria in i) above was applied with respect to the deferral of the software license fee, and the license

FAIR ISAAC CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

fees were recognized upon delivery of the license if VSOE of fair value for PCS could be established or, if it could not be established, ratably over the initial maintenance term after delivery of the software.

(iii)	Certain multiple element software license arrangements provided for specified future version upgrade rights that, under SOP 97-2, would require deferral of the associated arrangement fees until such time that the specified upgrades were delivered or until such upgrade rights had lapsed. In such cases, software license and professional service revenues were deferred until such version upgrades were delivered, subject to other revenue recognition criteria having been met.

(B)	To record accrued vacation expense in accordance with US GAAP. Under UK GAAP, London Bridge did not accrue for vacation pay or other compensated absences at the time such employee entitlements were earned. These pro forma adjustments reflect the application of Statement of Financial Accounting Standards (“SFAS”) No. 43, “Accounting for Compensated Absences,” and reflect the net increase in London Bridge’s vacation accrual in accordance with this authoritative guidance.

(C)	Reflects the elimination of London Bridge’s amortization of goodwill (refer to (E) below for corresponding pro forma adjustment to reflect amortization of acquired definite-lived intangible assets as if the acquisition had occurred on October 1, 2002). Under US GAAP, the recognition of intangible assets is required in a business combination if such assets arise from contractual rights or other legal rights, or if they are capable of being separated or divided from the acquired entity and sold, transferred, licensed, rented or otherwise exchanged. US GAAP further prescribes that goodwill arising from business combinations not be amortized (applicable during the pro forma periods presented), but rather tested for impairment at least annually. Under UK GAAP, London Bridge had not previously recognized any intangible assets for its historical business acquisitions; rather, the excess of the purchase price over net assets acquired was recorded to goodwill, and was being amortized over a term of 15 years. In the absence of independent valuations of any intangible assets relating to prior London Bridge business acquisitions, it was not practicable to determine the level of intangible asset amortization that would have existed in the pro forma periods presented under US GAAP. However, any such amortization would have been eliminated in the pro forma adjustments and replaced with amortization arising from Fair Isaac’s acquisition of London Bridge, as summarized in (E) below.

(D)	To adjust the provision for income taxes to be in conformity with US GAAP, based on application of SFAS No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, the provision for income taxes is comprised of a current and deferred income tax expense or benefit. Deferred tax assets and liabilities are recorded on the difference between the tax and financial reporting basis of assets and liabilities. Where it is more likely than not that a deferred tax asset will not be realized, a valuation allowance is placed against the asset. The impact of these basis differences on the profit and loss for each period would produce a deferred tax benefit for each respective period; however, as it is more likely than not that London Bridge will not be able to utilize these deferred tax assets, a full valuation allowance would be required against the related deferred tax asset, and therefore the benefit has not been recognized. No other differences between US and UK GAAP accounting for income taxes have impacted the tax expense for either period.

Pro Forma Adjustments

     The following pro forma adjustments are based on our preliminary allocation of the London Bridge purchase price to acquired assets and assumed liabilities:

(E)	The pro forma adjustments represent the amortization of definite-lived intangible assets resulting from the London Bridge acquisition, as if the acquisition had occurred on October 1, 2002, with respect to the nine months ended June 30, 2004, and the year ended September 30, 2003.

FAIR ISAAC CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

(F)	The following reconciles the numerators and denominators of basic and diluted earnings per share (“EPS”):

	Nine Months Ended June 30, 2004				Year Ended September 30, 2003
	Historical	Pro Forma			Historical	Pro Forma
	Fair Isaac	Adjustments		Pro Forma	Fair Isaac	Adjustments		Pro Forma
		(In thousands, except per share data)
Numerator for basic earnings per share — net income	$88,373	$(22,117	) (1)	$66,256	$107,157	$(21,407	) (1)	$85,750
Interest expense on convertible subordinated notes, net of tax (2)	4,808	(4,808)		—	—	—		—

Numerator for diluted earnings per share	$93,181	$(26,925)		$66,256	$107,157	$(21,407)		$85,750

Denominator — shares:
Basic weighted-average shares	70,046	—		70,046	72,185	—		72,185
Effect of dilutive securities (2)	7,610	(4,055)		3,555	3,788	—		3,788

Diluted weighted-average shares	77,656	(4,055)		73,601	75,973	—		75,973

Earnings per share:
Basic	$1.26			$0.95	$1.48			$1.19

Diluted	$1.20			$0.90	$1.41			$1.13

(1)	Represents London Bridge’s pro forma net loss for the nine months ended June 30, 2004, and the year ended September 30, 2003.

(2)	The computations of pro forma diluted earnings per share for the nine months ended June 30, 2004, and for the year ended September 30, 2003, and the computation of historical diluted earnings per share for the year ended September 30, 2003, exclude approximately 4.1 million shares of common stock issuable upon conversion of our 5.25% Convertible Subordinated Notes, as the inclusion of such shares would have been antidilutive for these periods. The computation of historical diluted earnings per share for the nine months ended June 30, 2004, includes these shares as they were dilutive for this period; accordingly, related interest expense, net of tax, is added back to the numerator to this diluted earnings per share calculation.